Exhibit 21.1
Match Group, Inc. Subsidiaries
As of December 31, 2015

Entity	Jurisdiction of Formation
1040779 B.C. Ltd.	British Columbia
Connect, LLC	Delaware
DatingDirect.com Limited	United Kingdom
Delightful.com, LLC	Delaware
Eureka SG Pte. Ltd.	Singapore
Eureka Taiwan	Taiwan
Eureka, Inc.	Japan
Five Star Matchmaking Information Technology (Beijing) Co., Ltd.	People’s Republic of China
FriendScout24 GmbH	Germany
GetAFive, Inc.	Delaware
Hatch Labs, Inc.	Delaware
Higher Edge Marketing Services, Inc.	California
HowAboutWe, LLC	Delaware
Humor Rainbow, Inc.	New York
M8 Singlesnet LLC	Delaware
Mash Dating, LLC	Delaware
Massive Media Europe NV	Belgium
Massive Media Limited	United Kingdom
Massive Media Match NV	Belgium
Match Financing, LLC	Delaware
Match Group, Inc.	Delaware
Match Internet Financial Services Designated Activity Company	Ireland
Match ProfilePro, LLC	Delaware
Match.com Canada Ltd.	British Columbia
Match.com Europe Limited	United Kingdom
Match.com Events LLC	Delaware
Match.com Foreign Holdings II Limited	England and Wales
Match.com Foreign Holdings III Limited	England and Wales
Match.com Foreign Holdings Limited	France
Match.com Global Investments SARL	Luxembourg
Match.com Global Services Limited	United Kingdom
Match.com HK Limited	Hong Kong
Match.com International Holdings, Inc.	Delaware
Match.com International II Limited	England and Wales
Match.com International Limited	United Kingdom
Match.com Investments, Inc.	Cayman Island
Match.com Japan KK	Japan
Match.com Japan Networks GK	Japan
Match.com LatAm Limited	United Kingdom
Match.com Luxembourg SARL	Luxembourg
Match.com Nordic AB	Sweden
Match.com Offshore Holdings, Ltd	Mauritius

Entity	Jurisdiction of Formation
Match.com Pegasus Limited	United Kingdom
Match.com, L.L.C.	Delaware
Matchcom Mexico, S. de R.L., de C.V.	Mexico
Meetic Espana, SLU	Spain
Meetic Italia SRL	Italy
Meetic Netherlands BV	Netherlands
Meetic SAS	France
MM LatAm, LLC	Delaware
Mojo Acquisition Corp.	Delaware
Mojo Finance Co.	Cayman Islands
Neu.de GmbH	Germany
Nexus Limited	United Kingdom
Parperfeito Comunicacao SA	Brazil
People Media, Inc.	Delaware
People Media, LLC	Arizona
Plentyoffish Media Inc.	British Columbia
Search Floor, Inc.	California
Shoptouch, Inc.	Delaware
Soulmates Technology Pty Ltd.	New South Wales Australia
SpeedDate.com, LLC	Delaware
Tinder France	France
Tinder, Inc.	Delaware
TPR Education Canada, ULC	Nova Scotia
TPR Education Holdings, Inc.	Delaware
TPR Education IP Holdings, LLC	Delaware
TPR Education Offshore Holdings, LLC	Delaware
TPR Education Worldwide, LLC	Delaware
TPR Education, LLC	Delaware
Tutor.com, Inc.	Delaware